Exhibit 32
Certification Pursuant To Section 906 of
The Sarbanes Oxley Act of 2002
The certification set forth below is being submitted in connection with this report on Form 10-Q for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Kenneth W. Stecher, the chief executive officer, and Steven J. Johnston, the chief financial officer, of Cincinnati Financial Corporation each certifies that, to the best of his knowledge:
1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Cincinnati Financial Corporation.
Date: August 7, 2009

/S/ Kenneth W. Stecher
Kenneth W. Stecher
President and Chief Executive Officer

/S/ Steven J. Johnston
Steven J. Johnston, FCAS, MAAA, CFA
Chief Financial Officer, Senior Vice President, Secretary and Treasurer
Cincinnati Financial Corporation
Form 10-Q for the quarterly period ended June 30, 2009      56